AmTrust Financial Services, Inc. Reports Third Quarter 2013 Operating Earnings(1) of $65.1 Million and Net Income Available to Common Stockholders of $58.2 Million
Book Value Per Common Share of $17.08, Up 10.3% Since December 31, 2012 Adjusted for 10% Stock Dividend
Financial Highlights
Third Quarter 2013

•	Gross written premium of $1.07 billion, up 45.8%, and net earned premium of $613.9 million, up 58.4% from the third quarter 2012

•	Operating diluted EPS(1) of $0.83 compared to $0.64 in the third quarter 2012

•	Annualized operating return on common equity(1) of 21.0% and annualized return on common equity of 18.8%

•	Service and fee income of $90.0 million, up 101.9% from the third quarter 2012

•	Operating earnings(1) of $65.1 million compared to $48.8 million from the third quarter 2012

•	Net income available to common stockholders of $58.2 million compared to $43.2 million in the third quarter 2012

•	Diluted EPS of $0.74 compared with $0.56 in the third quarter 2012

•	Combined ratio of 89.6% compared to 90.2% in the third quarter 2012

YTD 2013

•	Gross written premium of $3.06 billion, up 54.8%, and net earned premium of $1.56 billion, up 50.5% over YTD 2012

•	Operating diluted EPS(1) of $2.35 compared to $1.82 in YTD 2012

•	Annualized operating return on common equity(1) of 20.2% and annualized return on common equity of 24.4%

•	Service and fee income of $238.6 million, up 102.0% from YTD 2012

•	Operating earnings(1) of $182.7 million compared to $138.2 million in YTD 2012

•	Net income available to common stockholders of $220.9 million compared to $122.7 million in YTD 2012

•	Diluted EPS of $2.84 compared with $1.61 in YTD 2012

•	Combined ratio of 90.2% compared to 89.2% in YTD 2012

•	Book value per common share of $17.08, up from $15.48 at December 31, 2012

•	Shareholders' equity was $1.39 billion as of September 30, 2013

NEW YORK, November 5, 2013 (GLOBE NEWSWIRE) -- AmTrust Financial Services, Inc. (Nasdaq:AFSI) ("the Company") today reported third quarter 2013 operating earnings(1) of $65.1 million, or $0.83 per diluted share, an increase of 33.5%, compared to $48.8 million, or $0.64 per diluted share, in the third quarter of 2012. Third quarter 2013 net income available to common stockholders totaled $58.2 million, or $0.74 per diluted share, an increase of 39.5% from $43.2 million, or $0.56 per diluted share, in the third quarter 2012. Third quarter 2013 annualized operating return on common equity(1) was 21.0% compared to 18.8% in the third quarter 2012. Third quarter 2013 annualized return on common equity was 18.8% compared to 16.7% in the third quarter 2012.
During the first nine months of 2013, operating earnings(1) totaled $182.7 million, or $2.35 per diluted share, an increase of 32.2%, compared to $138.2 million, or $1.82 per diluted share, in the first nine months of 2012. During the first nine months of 2013, net income available to common stockholders totaled $220.9 million, or $2.84 per diluted share, an increase of 81.8% from $122.7 million, or $1.61 per diluted share, in the first nine months of 2012. Year to date 2013 annualized operating return on equity(1) was 20.2% compared to 18.8% year to date 2012. Year to date annualized return on equity was 24.4% compared to 16.6% year to date 2012. September 30, 2013 book value per share rose 10.3% to $17.08 from $15.48 as of December 31, 2012. Per share results for the third quarter and nine months reflect a 10% stock dividend declared by the Board of Directors on August 6, 2013.

Third Quarter 2013 Results
Total revenue was $796.5 million, an increase of $294.0 million, or 58.5%, from $502.5 million in the third quarter 2012. Gross written premium was $1.07 billion, an increase of $337.6 million, or 45.8%, from $736.6 million in the same period a year ago. Net written premium of $728.8 million rose $245.1 million, or 50.7%, from $483.7 million in the third quarter 2012. Net earned premium of $613.9 million increased $226.4 million, or 58.4%, from $387.4 million in the second quarter 2012.
Commission and other revenues of $182.6 million increased $67.5 million, or 58.7%, from $115.1 million in the third quarter 2012 and represented 22.9% of total revenue in third quarter 2013 compared to 22.9% in third quarter 2012. The combined ratio was 89.6% compared with 90.2% in third quarter 2012.
Ceding commissions, primarily related to the reinsurance agreements with Maiden Holdings, Ltd. ("Maiden"), totaled $68.2 million, up 36.8% from $49.9 million in the third quarter 2012. During the three months ended September 30, 2013, AmTrust ceded $240.6 million of gross written premium and $232.4 million of earned premium to Maiden compared to $189.7 million of gross written premium and $179.1 million of earned premium ceded in the third quarter 2012.
Total service and fee income of $90.0 million increased $45.4 million, or 101.9%, from $44.6 million in third quarter of 2012 and included $11.7 million from related parties in the third quarter 2013 compared with $7.2 million in the third quarter 2012.
Investment income, excluding net realized gains and losses, totaled $23.3 million, an increase of 26.4% from $18.4 million in the third quarter of 2012. In addition, third quarter 2013 results included net realized investment gains of $1.1 million, or $0.7 million after-tax, on certain fixed income and equity investments compared with net realized gains of $2.2 million, or $1.4 million after-tax, in the third quarter of 2012.
The Company's net gain on life settlements including non-controlling interest was $76,000 compared to a net gain of $3.3 million in the third quarter of 2012. Operating earnings(1) included a gain on life settlement contracts of $42,000, net of non-controlling interest, compared to a gain of $1.0 million, net of non-controlling interest in the third quarter of 2012.
Loss and loss adjustment expense totaled $410.6 million in the third quarter 2013, an increase of $154.9 million from $255.6 million in the third quarter 2012 and resulted in a loss ratio of 66.9% compared with 66.0% for the third quarter 2012.
Acquisition costs and other underwriting expense of $207.8 million increased $64.1 million from $143.7 million for the third quarter 2012. Acquisition costs and other underwriting expenses less ceding commissions totaled $139.6 million compared with $93.9 million in the third quarter 2012. The expense ratio was 22.7%, down from 24.2% in the third quarter 2012.
Other expense of $79.0 million increased $36.6 million from $42.3 million in the third quarter 2012.
Year-to-Date 2013 Results
Total revenue was $2.08 billion, an increase of $0.73 billion, or 54.4%, from $1.35 billion YTD 2012. Gross written premium was $3.06 billion, an increase of $1.08 billion, or 54.8%, from $1.98 billion YTD 2012. Net written premium was $1.90 billion, an increase of $0.67 billion, or 53.9%, from $1.24 billion YTD 2012. Net earned premium of $1.56 billion increased $0.52 billion, or 50.5%, from $1.04 billion YTD 2012.
Commission and other revenues of $522.4 million increased $210.6 million, or 67.5%, from $311.9 million YTD 2012 and represented 25.1% of total revenue compared to 23.1% YTD 2012. The combined ratio was 90.2% compared with 89.2% YTD 2012.
Ceding commissions, primarily related to the reinsurance agreements with Maiden, totaled $199.3 million, up 41.7% from $140.7 million a year ago. During the nine months ended September 30, 2013, AmTrust ceded $829.4 million of gross written premium and $712.0 million of earned premium to Maiden compared to $576.9 million of gross written premium and $515.4 million of earned premium ceded YTD 2012.

Total service and fee income of $238.6 million increased $120.5 million, or 102.0%, from $118.1 million YTD 2012 and included $36.6 million from related parties in the first nine months 2013, compared with $20.2 million YTD 2012.
Investment income, excluding net realized gains and losses, totaled $64.0 million, an increase of 29.9% from $49.3 million in YTD 2012. In addition, YTD 2013 results included net realized investment gains of $20.5 million, or $13.3 million after-tax, on certain fixed income and equity investments compared with a gain of $3.8 million, or $2.4 million after-tax, YTD 2012.
In the first nine months of 2013, net gain on life settlements including non-controlling interest was $80,000 compared to $5.3 million YTD 2012. Operating earnings(1) included loss on life settlement contracts of $5,000 net of non-controlling interest compared to a gain of $2.2 million, net of non-controlling interest YTD 2012.
Loss and loss adjustment expense totaled $1.05 billion in the first nine months of 2013, an increase of $379.6 million from $667.4 million YTD 2012 and resulted in a loss ratio of 67.2% compared with 64.5% YTD 2012.
Acquisition costs and other underwriting expense of $557.2 million increased $159.7 million from $397.5 million YTD 2012. Acquisition costs and other underwriting expenses less ceding commissions totaled $357.9 million compared with $256.8 million YTD 2012. The expense ratio was 23.0%, down from 24.8% YTD 2012.
Other expense of $212.1 million increased $101.8 million from $110.3 million YTD 2012.
Total assets of approximately $10 billion increased $2.5 billion, or 33.5%, from $7.4 billion at December 31, 2012. Total cash, cash equivalents and investments of $3.8 billion increased $1.12 billion, or 41.6%, from $2.70 billion as of December 31, 2012. Shareholders' equity of $1.39 billion increased 21.4% from $1.14 billion at December 31, 2012.
On August 12, 2013, the Company completed the sale of ten-year senior notes at 6.125% in the aggregate amount of $250 million. As of September 30, 2013, the Company's long-term debt-to-capitalization ratio was 28.7% compared with 20.9% as of December 31, 2012.
In September 2013, the Company paid a ten percent stock dividend. As a result, all prior year's share amounts have been adjusted.
During the first nine months of 2013, the Board of Directors declared three quarterly per share cash dividends of $0.14. The Company completed a $115 million preferred share offering on June 10, 2013, for which it declared a quarterly per share dividend of $0.4453 during the third quarter of 2013.
(1) References to operating earnings, operating diluted EPS, and operating return on equity are Non-GAAP financial measures defined by the Company as net income available to common stockholders, diluted earnings per share and return on equity, in each case excluding after-tax net realized investment gain or (loss) on securities, non-cash amortization of certain intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency transaction gain or loss, gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these Non-GAAP measures and their reconciliation to GAAP.

Conference Call:
On November 5, 2013 at 9:00 AM ET, CEO Barry Zyskind and CFO Ron Pipoly will review these results and discuss business conditions via a conference call and webcast that may be accessed as follows:
Toll-Free Dial-in:   877.755.7421
Toll Dial-in (Outside the U.S):   973.200.3087
Webcast registration: http://ir.amtrustgroup.com/events.cfm
A replay of the conference call will be available at approximately 12:00 p.m. ET Tuesday, November 5, 2013 through Tuesday, November 12, 2013. To listen to the replay, please dial 855.859.2056 (within the U.S.) or 404.537.3406 (outside the U.S.) and enter replay passcode 87404336, or access http://ir.amtrustgroup.com/events.cfm.
About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile and general liability; extended service and warranty coverage. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 855.327.2223.
Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., National General Holding Corporation, or third party agencies and warranty administrators, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F

CONTACT:	AmTrust Financial Services, Inc.

Investor Relations
Elizabeth Malone CFA
beth.malone@amtrustgroup.com
646.458.7924

Hilly Gross
New York, New York
hilly.gross@amtrustgroup.com
646.458.7925

AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gross written premium	$1,074,137	$736,556	$3,058,673	$1,975,681

Net written premium	$728,796	$483,659	$1,900,899	$1,235,025
Change in unearned premium	(114,901)	(96,212)	(342,471)	(199,560)
Net earned premium	613,895	387,447	1,558,428	1,035,465
Ceding commission (primarily related party)	68,219	49,860	199,334	140,684
Service and fee income	89,981	44,561	238,596	118,110
Investment income, net	23,290	18,429	64,019	49,291
Net realized gain	1,112	2,213	20,463	3,768
Commission and other revenues	182,602	115,063	522,412	311,853
Total revenue	796,497	502,510	2,080,840	1,347,318
Loss and loss adjustment expense	410,579	255,646	1,046,945	667,362
Acquisition costs and other underwriting expense	207,819	143,736	557,198	397,474
Other expense	78,980	42,337	212,117	110,296
Total expenses	697,378	441,719	1,816,260	1,175,132
Income before other, provision for income taxes, equity in earnings of unconsolidated subsidiaries and non-controlling interest	99,119	60,791	264,580	172,186
Other income (expense):
Interest expense	(9,120)	(7,218)	(24,089)	(21,303)
Net gain on life settlement contracts net of profit commission	76	3,251	80	5,302
Foreign currency gain (loss)	368	(951)	2,423	(2,985)
Gain on acquisition	—	—	55,786	—
Total other income (expenses)	(8,676)	(4,918)	34,200	(18,986)
Income before provision for income taxes, equity in earnings of unconsolidated subsidiaries and non-controlling interest	90,443	55,873	298,780	153,200
Provision for income taxes	32,681	13,187	87,808	36,106
Equity in earnings of unconsolidated subsidiaries (related party)	1,927	3,207	10,537	8,659
Net income	59,689	45,893	221,509	125,753
Non-controlling interest	597	(2,663)	1,474	(3,079)
Net income attributable to AmTrust stockholders	$60,286	$43,230	$222,983	$122,674
Dividends on preference shares	(2,048)	—	(2,048)	—
Net income attributable to AmTrust common stockholders	$58,238	$43,230	$220,935	$122,674
Operating earnings attributable to AmTrust common stockholders (1)	$65,131	$48,796	$182,699	$138,219
Earnings per common share:
Basic earnings per share	$0.78	$0.59	$2.98	$1.67
Diluted earnings per share	$0.74	$0.56	$2.84	$1.61
Operating diluted earnings per share (2)	$0.83	$0.64	$2.35	$1.82
Weighted average number of basic shares outstanding	74,275	73,452	74,053	73,161
Weighted average number of diluted shares outstanding	78,797	76,231	77,647	75,676
Combined ratio	89.6%	90.2%	90.2%	89.2%
Return on equity	18.8%	16.7%	24.4%	16.6%
Operating return on equity (3)	21.0%	18.8%	20.2%	18.8%
Reconciliation of net realized gain(loss):
Other-than-temporary investment impairments	$—	$—	$—	$(1,208)
Impairments recognized in other comprehensive income	—	—	—	—
	—	—	—	(1,208)
Net realized gains on sale of investments	1,112	2,213	20,463	4,976
Net realized gains	$1,112	$2,213	$20,463	$3,768

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
Cash, cash equivalents and investments	$3,817,430	$2,696,402
Premium receivables	1,474,887	1,251,262
Goodwill and intangible assets	594,892	514,967
Loss and loss expense reserves	3,615,536	2,426,400
Unearned premium	2,537,401	1,773,593
Trust preferred securities	123,714	123,714
Convertible senior notes	163,444	161,218
Senior notes	250,000	—
Preferred shares	115,000	—
AmTrust's stockholders' equity	1,388,439	1,144,121
Book value per common share	$17.08	$15.48

AmTrust Financial Services, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of net income attributable to AmTrust common stockholders to operating earnings:
Net income attributable to AmTrust common stockholders	$58,238	$43,230	$220,935	$122,674
Less: Net realized gains (loss) net of tax	723	1,438	13,301	2,449
Non cash amortization of certain intangible assets	(7,482)	(3,728)	(20,790)	(11,791)
Non cash interest on convertible senior notes net of tax	(502)	(2,325)	(1,447)	(3,218)
Foreign currency transaction gain (loss)	368	(951)	2,423	(2,985)
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	—	—	5,619	—
Acquisition gain net of tax	—	—	39,130	—
Operating earnings attributable to AmTrust common stockholders (1)	$65,131	$48,796	$182,699	$138,219
Reconciliation of diluted earnings per share to diluted operating earnings per share:
Diluted earnings per share	$0.74	$0.56	$2.84	$1.61
Less: Net realized gain (loss) net of tax	0.01	0.02	0.17	0.03
Non cash amortization of certain intangible assets	(0.10)	(0.06)	(0.27)	(0.16)
Non cash interest on convertible senior notes net of tax	—	(0.03)	(0.02)	(0.04)
Foreign currency transaction gain (loss)	—	(0.01)	0.03	(0.04)
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	—	—	0.07	—
Acquisition gain net of tax	—	—	0.51	—
Operating diluted earnings per share (2)	$0.83	$0.64	$2.35	$1.82
Reconciliation of return on equity to operating return on equity:
Return on equity	18.8%	16.7%	24.4%	16.6%
Less: Net realized gain (loss) net of tax	0.2%	0.5%	1.5%	0.4%
Non cash amortization of certain intangible assets	(2.3)%	(1.3)%	(2.3)%	(1.7)%
Non cash interest on convertible senior notes net of tax	(0.2)%	(0.9)%	(0.2)%	(0.5)%
Foreign currency transaction gain (loss)	0.1%	(0.4)%	0.3%	(0.4)%
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	—%	—%	0.6%	—%
Acquisition gain net of tax	—%	—%	4.3%	—%
Operating return on equity (3)	21.0%	18.8%	20.2%	18.8%

(1)
Operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of certain intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency transaction gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax and should not be considered an alternative to net income. The Company believes operating earnings are a more relevant measure of the Company's profitability because operating earnings contain the components of net income upon which the Company's management has the most influence and excludes factors outside management's direct control and non-recurring items. The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(2)
Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of certain intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency transaction gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share. The Company believes that diluted earnings per share provides investors with a valuable measure of the Company's operating performance for the same reasons that the underlying measure, operating earnings, is considered a better measure of operating performance. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(3)
Operating return on equity is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of certain intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency transaction gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax and acquisition gain, net of tax divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity. The Company believes that operating return on equity provides investors with a valuable measure of the Company's operating performance for the same reasons that the underlying measure, operating earnings, is considered a better measure of operating performance. The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of net income attributable to AmTrust common shareholders to income from operations(4):
Net income attributable to AmTrust common stockholders	$58,238	$43,230	$220,935	$122,674
Less: Net realized gains (loss) net of tax	723	1,438	13,301	2,449
Non cash amortization of certain intangible assets	(7,482)	(3,728)	(20,790)	(11,791)
Non cash interest on convertible senior notes net of tax	(502)	(2,325)	(1,447)	(3,218)
Foreign currency transaction gain (loss)	368	(951)	2,423	(2,985)
Gain resulting from decrease in ownership percentage of equity investment in unconsolidated subsidiary (related party) net of tax	—	—	5,619	—
Acquisition gain net of tax	—	—	39,130	—
Preferred dividend	(2,048)	—	(2,048)	—
Income from operations (4)	$67,179	$48,796	$184,747	$138,219

(4)
Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to AmTrust common stockholders less after-tax realized investment gain (loss), non-cash amortization of certain intangible assets, non-cash interest on convertible senior notes net of tax, foreign currency transaction gain (loss), gain resulting from a decrease in the ownership percentage of an equity investment in an unconsolidated subsidiary (related party) net of tax, acquisition gain, net of tax and preferred dividends and should not be considered an alternative to net income. The Company believes income from operations is a more relevant measure of the Company's profitability because income from operations contain the components of net income upon which the Company's management has the most influence and excludes factors outside management's direct control and non-recurring items. The Company's measure of income from operations operating earnings may not be comparable to similarly titled measures used by other companies.

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gross written premium
Small Commercial Business	$423,328	$243,603	$1,189,088	$690,081
Specialty Risk and Extended Warranty	352,866	260,415	1,129,080	767,114
Specialty Program	290,677	202,280	673,612	428,796
Personal Lines Reinsurance	7,266	30,258	66,893	89,690
	$1,074,137	$736,556	$3,058,673	$1,975,681
Net written premium
Small Commercial Business	$239,890	$133,492	$632,183	$356,652
Specialty Risk and Extended Warranty	247,383	137,106	722,097	450,526
Specialty Program	234,257	182,803	479,726	338,157
Personal Lines Reinsurance	7,266	30,258	66,893	89,690
	$728,796	$483,659	$1,900,899	$1,235,025
Net earned premium
Small Commercial Business	$202,196	$123,806	$517,096	$309,702
Specialty Risk and Extended Warranty	246,382	115,735	595,686	392,915
Specialty Program	139,016	119,243	361,170	249,772
Personal Lines Reinsurance	26,301	28,663	84,476	83,076
	$613,895	$387,447	$1,558,428	$1,035,465
Loss Ratio:
Small Commercial Business	64.8%	66.0%	65.7%	65.0%
Specialty Risk and Extended Warranty	67.0%	62.9%	67.5%	61.6%
Specialty Program	69.4%	69.3%	68.6%	68.3%
Personal Lines Reinsurance	69.3%	64.5%	68.1%	64.5%
Total	66.9%	66.0%	67.2%	64.5%
Expense Ratio:
Small Commercial Business	24.6%	24.6%	25.2%	26.8%
Specialty Risk and Extended Warranty	17.3%	19.8%	17.8%	19.5%
Specialty Program	28.3%	26.6%	26.6%	28.8%
Personal Lines Reinsurance	30.5%	30.5%	30.5%	30.5%
Total	22.7%	24.2%	23.0%	24.8%
Combined Ratio:
Small Commercial Business	89.4%	90.6%	90.8%	91.8%
Specialty Risk and Extended Warranty	84.2%	82.7%	85.3%	81.1%
Specialty Program	97.6%	95.9%	95.2%	97.1%
Personal Lines Reinsurance	99.8%	95.0%	98.6%	95.0%
Total	89.6%	90.2%	90.2%	89.2%